UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                  Date of Event Requiring Report: March 1, 2002




                                   ASGA, INC.
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             (Exact Name of Registrant as Specified on its Charter)


             000-32611                                  88-0451101
    -----------------------------              ---------------------------
      (Commission File Number)             (IRS Employer Identification Number)


                                     NEVADA
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         (State or Other Jurisdiction of Incorporation or Organization)




                           660 South Hughes Boulevard
                            Elizabeth City, NC 27909
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                    (Address of Principal Executive Offices)




                                 (252) 331-0351
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. Other Events

On March 4, 2002, the Company's Board of Directors, by unanimous written consent, adopted a resolution to effect a two hundred to one reverse stock split of the Company's outstanding stock. The reverse stock split will be effective for shareholders of record on March 16, 2002. The Company will not issue any fractional shares but will round up to the nearest whole share all shares of stock that would result in a fractional share as a result of the reverse stock split.

The company will continue to be listed on the Over the Counter Bulletin Board market and will carry the stock symbol ASGA

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A)  Financial Statements of Business Acquired.

     Not applicable.

(B)  Pro Forma Financial Information.

     Not applicable.

(C)  Exhibits.

     Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2002.


                                        ASGA, Inc.



                                        By:  /s/ Tom Kidd
                                           ------------------------------------
                                           Tom Kidd, President



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